EXHIBIT 10.88

                                  TWENTY SIXTH
                                    AMENDMENT
                                       TO
                                LICENSE AGREEMENT


This TWENTY SIXTH AMENDMENT, effective as of the later date of the signatures below, is to that certain Reproduction and Service Part Tooling License Agreement effective December 1, 1993 by and between Service Parts Operations, General Motors Corporation ("LICENSOR") and Eckler Industries, Inc. ("LICENSEE") as amended by the FIRST through TWENTY FIFTH AMENDMENTS (collectively the "AGREEMENT").

WHEREAS, the parties have entered into the AGREEMENT and mutually desire to amend such AGREEMENT as specifically provided herein;

NOW THEREFORE for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Paragraph 4.1 of the AGREEMENT is hereby amended to extend the Initial Term from July 31, 2001 to December 31, 2001.

2. Paragraph 4.2 of the AGREEMENT is hereby stricken in its entirety and is replaced with the following new Paragraph 4.2:

         "4.2 Renewal Term. Upon expiration of the Initial Term, LICENSEE shall have the right to two successive automatic five-year renewal terms (i.e., January 1, 2002 to December 31, 2006 and January 1, 2007 to December 31, 2011) provided: a) LICENSEE has paid earned Net Royalties (defined in Exhibit III) in the amount of $750,000 during the 12 months immediately preceding the start of the first renewal term (i.e., in the 12 months ending December 31, 2001) and in the amount of $1,000,000 during the 12 months immediately preceding the start of the second renewal term (i.e., in the 12 months ending December 31, 2006), and b) LICENSEE is not otherwise in breach of the AGREEMENT at the time of renewal."

3. Exhibit I of the AGREEMENT, as amended, is hereby further amended to delete the LICENSED PARTS identified on ATTACHMENT A to this TWENTY SIXTH AMENDMENT. These parts are being deleted because LICENSOR has thus far been unable to locate, and make available to LICENSEE, the GM TOOLS used to produce such LICENSED PARTS and LICENSEE is not currently manufacturing and selling such parts, nor does LICENSEE plan to do so in the future.

4. Exhibit I of the AGREEMENT, as amended, is further amended to also delete the LICENSED PARTS identified on ATTACHMENT B to this TWENTY SIXTH AMENDMENT. These parts are currently being sold by LICENSEE; however, LICENSEE is purchasing these parts from other General Motors licensees, and provided the parts remain officially licensed, LICENSEE is not required to also be licensed on the parts and pay a royalty thereon.

5. In accordance with Paragraph 8 of this TWENTY SIXTH AMENDMENT, LICENSEE and LICENSOR have identified the GM part numbers for additional parts LICENSEE is currently selling. As a result, Exhibit I of the AGREEMENT, as amended, is further amended to specifically include the LICENSED PARTS MADE WITHOUT TOOLS, as first referenced in the SECOND AMENDMENT, identified on ATTACHMENT C to this TWENTY SIXTH AMENDMENT.

6. Exhibit III, "ADVANCE ROYALTY" and "MINIMUM GUARANTEED ROYALTIES" of the AGREEMENT are hereby stricken in their entirety and are replaced by the following new sections:

         "ADVANCE ROYALTY

         Pursuant to Paragraphs 5.2 and 5.3, LICENSEE has paid LICENSOR a non-refundable advance royalty ("Advance") in the amount of U.S. $1,000,000, and such amount may be credited by LICENSEE against Net Royalties earned up through December 31, 1998. No carry-over of excess Net Sales (over the Advance) or deficiency of Net Sales (under the Advance) into subsequent years within the Initial Term or any renewal term shall be allowed except only as may be applicable under "Minimum Guaranteed Royalties" below.

         MINIMUM GUARANTEED ROYALTIES

         The minimum annual royalty guarantees ("Guaranteed Minimum") to be paid by LICENSEE to LICENSOR shall be as follows:

         For the period December 1, 1993 through December 31, 1998, there shall be no Guaranteed Minimum due LICENSOR in addition to the Advance already paid; and For each twelve month period from January 1, 1999 through December 31, 2001, and annually thereafter during any Renewal Term, the Guaranteed Minimum shall be $500,000; provided, however, if during the period of December 1, 1993 through December 31, 1998 aggregate Net Royalties earned in the amount of at least $1,000,000 are not achieved, then LICENSEE shall be permitted to reduce the $500,000 Guaranteed Minimum for the period January 1, 1999 to December 31, 1999 by an amount equal to the difference between the $1,000,000 Advance and actual Net Royalties earned up to a maximum of $350,000.

         The Guaranteed Minimum amounts due after January 1, 1999, are due and payable in equal quarterly installments at the end of each calendar quarter within the applicable time period of the Initial Term or any Renewal Term unless otherwise paid as Net Royalties or the Advance during such period. The Guaranteed Minimum shall stand alone. No carry-over of excess Net Sales (over the Guaranteed Minimum) or deficiency of Net Sales (under the Guaranteed Minimum) into subsequent time periods within the Term or any renewal term shall be allowed unless otherwise specifically noted above."

7. Exhibit III, "ROYALTY RATE" of the AGREEMENT, as amended by the SECOND AMENDMENT, is further amended as follows:

         "The parties agree that the Net Royalty Rate for LICENSED PARTS MADE WITHOUT TOOLS, as referenced in the SECOND AMENDMENT, shall be five percent (5%) effective, retroactively, October 1, 1996, as such is the date agreed to by the parties that the parts were matched to a GM part number and entered by LICENSOR into its parts database."

8. LICENSEE and LICENSOR will continue to work diligently to identify specific GM part numbers for additional parts which LICENSEE is now selling which presently are not identified by a GM part number. When additional GM part numbers are identified for any such parts, then the Net Royalty Rate on such parts will increase from the two percent (2%) rate to five percent (5%) rate when the specific part numbers are added to the AGREEMENT by an amendment fully-executed by the parties. Execution of such an amendment by the parties shall trigger the process for LICENSOR to add such part numbers to the GMSPO system.

9. LICENSOR will continue to consider requests by LICENSEE to add more products as "GM Official Licensed Products" under the AGREEMENT at the applicable eight percent (8%) royalty rate.

10.  In an effort to provide  further detail on LICENSEE'S  license rights under
     Exhibit I of the AGREEMENT, as amended, LICENSEE shall have the Right of First Refusal on the GM Catalog Groups specifically identified on ATTACHMENT D to this TWENTY SIXTH AMENDMENT. In the event LICENSOR learns during the Term or any renewal term that additional GM part numbers/products in the GM Catalog Groups specifically identified on ATTACHMENT D to this TWENTY SIXTH AMENDMENT are discontinued and eligible for licensing, or a third party has made a bona fide offer to become licensed on such GM part numbers/products, LICENSOR will advise LICENSEE of the opportunity to exercise its Right of First Refusal and become licensed thereto; LICENSEE shall expressly notify LICENSOR in writing (within 15 days of receiving notice from LICENSOR of the specific part number/product license opportunity) of its intent to exercise its Right of First Refusal thereon. If exercised, such part numbers/products will be added to the AGREEMENT by amendment. LICENSEE'S rejection of the right, or failure to timely respond in writing, shall allow LICENSOR to offer a license on such part numbers/products to a third party.

11. Other than as specifically set forth in this TWENTY SIXTH AMENDMENT, the AGREEMENT remains unchanged and of full force and effect; any conflict between the AGREEMENT and this TWENTY SIXTH AMENDMENT shall be controlled by this TWENTY SIXTH AMENDMENT.

GENERAL MOTORS CORPORATION,         ECKLER INDUSTRIES, INC.
SERVICE PARTS OPERATIONS

By: /s/ Robert D. Cheyne            By: /s/ Ron V. Mohr
------------------------            -------------------
Name: Robert D. Cheyne              Name: Ron V. Mohr
Title:Manager, Trademark Licensing  Title: Vice President
Date: May 7, 1997                   Date: April 30, 1997